Exhibit 99.1

Investor Presentation April 2018

Disclaimer and Important Notices © 2018 Phunware, Inc. This Investor Presentation (the “Investor Presentation”) is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of Phunware, Inc . (“Phunware” or the "Company") or Stellar Acquisition III Inc . (“Stellar”) or any of Phunware’s or Stellar’s affiliates' securities (as such term is defined under the U . S . federal securities laws) . This Investor Presentation has been prepared to assist interested parties in making their own evaluation with respect to the proposed business combination of Phunware and Stellar and for no other purpose . The information contained herein does not purport to be all - inclusive . The data contained herein is derived from various internal and external sources . No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections, modelling or back - testing or any other information contained herein . All levels, multiples, prices and spreads are historical and do not represent current market levels, prices, multiples or spreads, some or all of which may have changed since the issuance of this document . Any data on past performance, modeling or back - testing contained herein is no indication as to future performance . Phunware and Stellar assume no obligation to update the information in this Investor Presentation . CAUTIONARY NOTE REGARDING FORWARD - LOOKING STATEMENTS This Investor Presentation includes financial forecasts, projections, and other forward - looking statements regarding Phunware, its business and prospects that are within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 . Forward - looking statements may be identified by the use of words such as “anticipate”, “may”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “target”, “continue”, “intend” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters and are intended to identify forward - looking statements . Such forward - looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Stellar, Phunware and the combined company after completion of the proposed business combination are based on current expectations that are subject to risks and uncertainties . Accordingly, actual results and performance may materially differ from results or performance expressed or implied by the forward - looking statements . These factors include, but are not limited to : (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger for the business combination (the “Business Combination Agreement”) ; (2) the outcome of any legal proceedings that may be instituted against Stellar, Phunware or others following announcement of the Business Combination Agreement and transactions contemplated therein ; (3) the inability to complete the transactions contemplated by the Business Combination Agreement due to the failure to obtain approval of the stockholders of either Phunware or Stellar, or other conditions to closing in the Business Combination Agreement ; (4) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein ; (5) the ability of Phunware to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to grow and manage growth profitability, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees ; (6) costs related to the proposed business combination ; (7) changes in applicable laws or regulations ; (8) the possibility that Phunware, or the combined company going forward, may be adversely affected by other economic, business, and/or competitive factors ; (9) the ability of the combined company to meet Nasdaq’s continued listing requirements and (10) other risks and uncertainties indicated from time to time in the proxy statement, including those under “Risk Factors” therein, and other filings with the Securities and Exchange Commission by Stellar . You are cautioned not to place undue reliance upon any forward - looking statements, which speak only as of the date made, and Stellar and Phunware undertake no obligation to update or revise the forward - looking statements, whether as a result of new information, future events or otherwise . If the risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements This Investor Presentation may not be distributed, reproduced or forwarded, or its contents or existence published, to any other person, in whole or in part, in any form . You must comply with your obligations under the U . S . federal securities laws and all other applicable securities, including with respect to any applicable restrictions on trading . Continued review of this Investor Presentation constitutes agreement with the foregoing instructions . ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT In connection with the proposed business combination, Stellar will file a preliminary proxy statement with the SEC and will mail a definitive proxy statement and other relevant documents to its shareholders . Investors and security holders of Stellar are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with Stellar’s solicitation of proxies for its extraordinary shareholders’ meeting to be held to approve the proposed business combination with Phunware and related matters because the proxy statement will contain important information about the proposed business combination and the parties thereto . The definitive proxy statement will be mailed to stockholders of Stellar as of a record date to be established for voting on the proposed business combination . Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www . sec . gov . PARTICIPANTS IN SOLICITATION Stellar, Phunware , and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Stellar shareholders in connection with the proposed business combination . Investors and security holders may obtain more detailed information regarding the names, affiliations and interests in Stellar of directors and officers of Stellar in Stellar’s proxy statement as described above . Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Stellar’s shareholders in connection with the proposed business combination will be set forth in the proxy statement for the proposed business combination when available . Information concerning the interests of Stellar’s and Phunware’s participants in the solicitation, which may, in some cases, be different than those of Stellar’s and Phunware’s equity holders generally, will be set forth in the proxy statement relating to the proposed business combination when it becomes available . 2

Parties to the Business Combination

Stellar Acquisition III, Inc.

- Stellar Acquisition III, Inc. ("Stellar", NASDAQ: STLR), a special purpose acquisition company (SPAC), completed a $70.4 million IPO[1] in September 2016
- Stellar's management team has successfully completed two prior SPAC transactions
- Announced business combination with Phunware on February 28, 2018
- Cash in Trust: $71.6 million, Redemption price: $10.375/share[2]

SPAC I – Star Maritime Acquisition Corp. (AMEX:SEA)	SPAC II – Nautilus Marine Acquisition Corp. (NASDAQ:NMAR)
▪ Closed a business combination to create Star Bulk Carriers Corp. (NASDAQ: SBLK) in December 2007; acquired a fleet of dry-bulk carriers for a purchase price of $345 million ▪ Produced ~104% arbitrage ▪ SBLK's current NASDAQ market capitalization is ~$740 million	▪ Closed a business combination to create Nautilus Offshore Inc. in February 2013; acquired a fleet of offshore vessels and contracts with Brazilian oil company Petrobras ▪ Produced ~64% arbitrage ▪ Nautilus merged into DryShips (NASDAQ: DRYS) in October 2015 ▪ Investors achieved 60%+ IRR
StarBulk (NASD: SBLK)	DryShips Inc. (NASD: DRYS)

- Phunware, Inc. ("Phunware" or the "Company") is the only fully integrated software platform that equips Fortune 500 companies to engage, manage, and monetize their mobile application portfolios globally at scale
- 2+ billion Phunware IDs, 1 billion monthly active unique devices (MAUDs)
- Hundreds of mobile apps; platform touches 1 in 10 devices worldwide
- Founded in 2009, the Company is headquartered in Austin, Texas and has 178 employees
- Highly experienced management team led by Co-Founder and Chief Executive Officer, Alan S. Knitowski
  - Founder and CEO, Vovida Networks (acquired by Cisco Systems)
  - Founder and Director, Telverse Communications (acquired by Level 3 Communications)
  - Director, vCIS (acquired first by Internet Security Systems and subsequently by IBM)
- Phunware will use commercially reasonable efforts to launch up to $100 million PhunCoin token generation event (TGE) in Q2 2018 to build a data-driven value exchange connecting consumers, developers, and brands

(1) Includes partial exercise of the over-allotment option.
(2) As of March 16, 2018.

3
© 2018 Phunware, Inc.

Global investor and customer base provides unmatched distribution for Phunware’s platform Top - Tier Investors and Customers © 2018 Phunware, Inc. Investors Indicative Customers by Industry 4 Real Estate Gaming Healthcare Retail Aviation Sports Media & Ent. 6 Financing Rounds Raised >$100 million

Phunware Executive Team



Alan S. Knitowski
CEO, Phunware

Founder and CEO, Vovida Networks (acquired by Cisco Systems)

Founder and Director, Telverse Communications (acquired by Level 3 Communications)

Director, vCIS (acquired first by Internet Security Systems and then IBM)

Cisco Systems, Nortel Networks, US Army, Curo Capital, Ecewa Capital Group

MSIE, Georgia Tech, MBA, UC Berkeley and BSIE, University of Miami (FL)



Randall Crowder
COO, Phunware

Co-Founder and Managing Partner, TEXO Ventures

Sole Founder and Managing Partner, Novē Ventures

Executive Director, Central Texas Angel Network (CTAN)

BS, United States Military Academy at West Point and MBA, McCombs School of Business at UT-Austin

Kauffman Fellow and member of the Young Entrepreneur Council (YEC)



Matt Aune
CFO, Phunware

Global Technology Finance Lead, Sony Computer Entertainment

Head of Worldwide Financial Planning and Analysis, Midway Games

MBA, San Diego State University and BA, UC San Diego



Luan Dang
CTO, Phunware

Founder, EVP and CTO, Vovida Networks (acquired by Cisco Systems)

Advisor and Architect, Telverse Communications (acquired by Level 3 Communications)

Advisor, Bitfone (acquired by Hewlett-Packard)

Cisco Systems, Nortel Networks, Unisys, Curo Capital, Sagoso Capital

MSCS, Stanford and BSCE, UC San Diego



Tushar Patel
EVP Corporate Development, Phunware

CEO, Simplikate Systems (acquired by Phunware)

25-year veteran of technology-based solutions

Merged web company he founded with other web shops into USWeb, culminating in IPO valuation over $1B within 2 years

BBA Marketing, UT-Austin



Matt Lindenberger
VP Engineering, Phunware

President and CTO, Simplikate Systems (acquired by Phunware)

15+ years of leadership and innovation in technology architecture, management, implementation and maintenance of cloud-based SaaS platforms (ERP/CRM, PMS, VoIP, etc.)

Developed groundbreaking patent pending mobile solutions for the real estate industry

BS, DePaul University, Chicago

5
© 2018 Phunware, Inc.

Board of Directors – Post - Transaction © 2018 Phunware, Inc. 6 Founder and CEO, Vovida Networks (acquired by Cisco Systems) Founder and Director, Telverse Communications (acquired by Level 3 Communications) Director, vCIS (acquired first by Internet Security Systems and then IBM) Cisco Systems, Nortel Networks, US Army, Curo Capital, Ecewa Capital Group MSIE, Georgia Tech, MBA, UC Berkeley and BSIE, University of Miami (FL) Alan S. Knitowski CEO, Phunware Executive Director Prokopios ( Akis ) Tsirigakis Chairman, President and Co - CEO, Stellar Co - Founder, President, and ex - CEO of Star Bulk Carriers Corp, (NASDAQ:SBLK) and Star Maritime (AMEX:SEAS), Co - Founder and ex - CEO of Nautilus Marine Acquisition (NASDAQ:NMAR) Ex - Board member of NASDAQ:ORIG and NASDAQ:DRYS 35 - year veteran in maritime/energy, 13 years in corporate finance and SPACs General Partner/CEO, Seven Seas Investment Fund, Luxembourg M.S. and B.Sc., University of Michigan , Ann Arbor Four (4) additional Directors to be nominated by Phunware , at least two (2) of which will be independent Directors under Nasdaq requirements (selection in process) Independent Directors Note: Prior to the stockholder vote, Phunware will designate another four (4) directors, at least two (2) of whom will be ind epe ndent directors under NASDAQ requirements. Co - Founder and ex - CFO of Star Bulk Carriers Corp, (NASDAQ:SBLK) and Star Maritime (AMEX:SEAS), Co - Founder and ex - CFO of Nautilus Marine Acquisition (NASDAQ:NMAR) Director and ex - President, CEO of BTHGX Inc, (data encryption / georeplication ) 25 years in corporate finance and transportation/energy management, 13 years of SPAC experience MBA, Northwestern University (Kellogg) and B.Sc. Industrial Engineering, Roosevelt University George Syllantavos , Co - CEO and CFO, Stellar

Transaction Overview

Overview	▪ Phunware has signed a definitive agreement to merge with a newly-formed subsidiary of Stellar (NASDAQ: STLR) ▪ Existing Phunware security holders will receive a total of $301 million in equity consideration (subject to adjustment for Phunware's cash and debt), with Phunware stockholders receiving Stellar stock at the redemption price for Stellar's public stockholders, currently at $10.375 per share (subject to Trust extensions) ▪ Phunware optionholders and warrantholders will have their options and warrants rolled over to the combined company ▪ Phunware stockholders may elect to purchase their pro rata share of up to 929,890 warrants held by Stellar's sponsors at cost ▪ Phunware stockholders will own approximately 76% of the combined company on a diluted basis[1] ▪ Combined company will adopt Phunware's name and continue its NASDAQ listing under the ticker NASDAQ:PHUN
Transaction Milestones	▪ Definitive Agreement Signed: February 27, 2018 ▪ Transaction Announcement: February 28, 2018 ▪ Proxy/Registration Statement Filed: April 10, 2018 ▪ Target Closing: Q2 2018
Attractive Valuation	▪ Phunware Total Enterprise Value: $301 million[2] – 4.9x purchase price multiple of 2018E Revenue of $61 million which translates into a 5.5x pro forma 2018E EV/Revenue multiple[3][3] – Implied share price of $17.12 at close, arbitrage of 71% – Phunware ended 2017 with SaaS backlog of $28 million and is projected to end 2018 with SaaS backlog of $55 million ▪ Phunware will use commercially reasonable efforts to raise up to $100 million via a token generation event (TGE) to launch the PhunCoin ecosystem – Phunware will retain 20% of the fully diluted tokens and 50% of the TGE proceeds on its balance sheet – Phunware will also receive ongoing transfer payments for the use of its computing, data and engineering resources as Foreign Derived Benefit
Transaction Rationale	▪ Going public via a business combination will provide Phunware with ample capital to implement its growth strategy ▪ Global reach for the PhunCoin token with distribution across 2+ billion Phunware IDs and hundreds of mobile apps ▪ Enhanced corporate governance, expanded management and board expertise across technology development, operations, public companies and M&A
Post-Transaction Management and Board	▪ Existing Phunware executive team will retain current positions ▪ Board of Directors will include Alan S. Knitowski (CEO) and Stellar's sponsors George Syllantavos (independent member), Akis Tsirigakis (independent member) and four other directors to be designated by Phunware, at least two of whom will be independent under Nasdaq requirements

(1) Assuming no redemptions by Stellar public stockholders and Phunware stockholders elect to purchase all of the 929,890 sponsor warrants.
(2) On a debt-free, cash-free basis.
(3) Includes Token Service Fees.

7

© 2018 Phunware, Inc.

Pro Forma Capitalization and Ownership 8 © 2018 Phunware, Inc. Note: No additional funds are included other than existing cash; Phunware cash at closing increases rollover equity. Certain Phunware stockholders (including officers, directors, and holders of more than one percent (1%) of the outstanding eq uit y of Phunware as of immediately prior to the Closing) and Sponsors shall enter into lock - up agreements, whereby each such indivi dual or entity agrees not to, during the period commencing from the Closing and ending on the earlier of (x) one hundred and eighty (180) days after the date of the Closing, an d (y) the date after the Closing on which the combined company consummates a liquidation, merger, share exchange or other sim ila r transaction with an unaffiliated third party that results in all of the combined company’s stockholders having the right to exchange their equity holdings in Purchaser for cash, secur iti es or other property, enter into certain transfer transactions, which are subject to customary exclusions. (1) Equity consideration issued to existing Phunware stockholders, option holders and warrant holders rolled over as a part of $301 million enterprise value; Phunware cash at clo si ng increases the rollover equity. (2) Assumes no redemption from cash in trust following contribution of February 24, 2018 extension funds. (3) Assumes none of the Stellar public shareholders exercise their redemption rights. (4) Excludes ( i ) warrants to purchase 6,900,610 shares of Stellar common stock issued in the IPO (ii) 1,859,781 Sponsor Warrants; each holde r o f Phunware Stock shall be entitled to elect to receive such holder’s pro rata share of up to an aggregate of 929,890 warrants to purchase shares of Stellar common stock that are currently held by Stellar’s sponsors (the “Transferred Sponsor Warrants”), and (iii) Underwriter purchase option for 130, 000 warrants. (5) Based on trust value per share of $10.375 (after February 24, 2018 extension). ($ and shares in millions) Proposed Sources Pro Forma Ownership (Diluted) (3)(4) Shares % Ownership Rollover Equity (1) $301.0 Phunware Shareholders 29.1 76.1% SPAC Cash in Trust (2) 71.6 Stellar Shareholders 9.1 23.9% Expected Phunware Cash at Closing 1.0 Pro Forma Outstanding Shares 38.2 100.0% Total Sources $373.6 Pro Forma Capitalization (Diluted) Proposed Uses Pro Forma Cash $63.5 Stock Consideration $301.0 Debt 0.0 Cash to Balance Sheet 63.5 Net Debt ($63.5) Estimated Transaction Costs 9.1 Equity Capitalization at Closing (5) $396.8 Total Uses $373.6 Pro Forma Enterprise Value $333.4 Pro Forma Transaction Multiples (Diluted) w/ TGE w/o TGE Enterprise Value / 2018E Revenue 5.5x 5.7x Enterprise Value / 2019E Revenue 3.9x 4.2x (2)(3) Implied Share Price: $17.12 Arbitrage: 71%

Attractive Valuation Relative to Peers 9 © 2018 Phunware, Inc. 5.5x 5.7x 8.6x 8.6x 15.7x 11.6x 6.7x 10.6x 10.7x 8.0x 6.7x PHUN - TGE PHUN PFPT ZEN MULE OKTA TWLO COUP AYX APPF TLND Mean: 9.7x Note: MuleSoft multiples based on Salesforce acquisition price of $6.5 billion; Phunware multiples based on pro forma diluted en terprise value at close. Source: SEC filings, CapIQ (data as of April 13, 2018). EV / 2018E Revenue EV / 2019E Revenue (w/ TGE) (w/o TGE) ~42% discount to public peers 3.9x 4.2x 6.7x 6.7x 12.0x 8.8x 5.4x 8.5x 8.1x 6.5x 5.3x PHUN - TGE PHUN PFPT ZEN MULE OKTA TWLO COUP AYX APPF TLND Mean : 7.5x (w/ TGE) (w/o TGE) ~46% discount to public peers Implied Share Price: $17.12 Arbitrage: 71%

Attractive Growth Relative to Peers 10 © 2018 Phunware, Inc. 39% 36% 28% 28% 31% 32% 23% 24% 32% 23% 28% PHUN - TGE PHUN2 PFPT ZEN MULE OKTA TWLO COUP AYX APPF TLND Mean: 28% Source: SEC filings, CapIQ (data as of April 13, 2018). 2017 – 2018E Revenue Growth (Organic) 2018 – 2019E Revenue Growth (Organic) 128% 117% 35% 31% 40% 34% 28% 23% 36% 26% 36% PHUN1 PHUN2 PFPT ZEN MULE OKTA TWLO COUP AYX APPF TLND Mean: 32% (w/ TGE) (w/o TGE) (w/ TGE) (w/o TGE)

Transformational Market Opportunity 11 ▪ The Internet is undergoing a transformational wave driven by rapid data decentralization ▪ The way data is gathered, stored, and shared is changing as consumers and marketers become more wary of walled gardens ▪ Consumers are seeking self - sovereignty , or control over how their data is shared and monetized ▪ Phunware intends to leverage its place at the intersection of mobile cloud software, media, data and cryptocurrency to empower the consumer and dominate the Decentralized Computing Era COMPUTING POWER TIME PC Era Client / Server Era Internet Era Social / Mobile Era 1980 1990 2000 2010 2020 © 2018 Phunware, Inc. PhunCoin Decentralized Era closed ecosystems open ecosystems

Users spend 66% of online time on mobile devices (2) Mobile advertising revenue now 54% of all digital ad revenues (2) Big data market growing from $130 billion in 2016 to $203 billion in 2020 (3) (11.7% CAGR) 175 billion app downloads annually (1) (+60% since 2015) $86 billion in worldwide mobile app spending (1) (+105% since 2015) The average user spends 43 days per year in apps (1) The average user accesses ~40 apps per month (1) Global cryptocurrency market cap currently $369 billion (4) $15 billion average daily trading volume across all cryptocurrencies (4) Altcoins (ex - bitcoin) now make up 59% of total cryptocurrency market cap (up from 15% a year ago) (4) MAUs for the largest cryptocurrency mobile app quadrupled in 2H - 2018 to 8 million (1) CRYPTOCURRENCY MEDIA AND DATA Massive Addressable Market 12 © 2018 Phunware, Inc. Additive and rapidly expanding multi - billion dollar addressable markets (1) AppAnnie (2) IAB (3) IDC (4) Coinmarketcap.com APPLICATIONS

The Phunware Multiscreen as a Service (MaaS) Platform

APPLICATIONS	MEDIA AND DATA	CRYPTOCURRENCY
Fortune 500 customer base	Global mobile footprint	Self-sovereign identity
Over 5,000 apps deployed	Platform touches 1 in 10 devices worldwide	Decentralized data
Embedded within core customer business processes	2+ billion Phunware IDs	Distributed compute
Recurring, multi-year contracts	1 billion monthly active unique devices (MAUDs)	1-to-1 consumer and marketer value exchange
141% net dollar retention rate for CY 2017	1 trillion database events	PhunCoin ecosystem
$28M backlog		

Phunware's goal is to touch every connected device on Earth

13
© 2018 Phunware, Inc.

The Phunware MaaS Platform (cont'd)

Application Portfolio Services	Branded Mobile Applications *WWE, CW, Fox, Revolt, NBC Sports, NASCAR, Etc.*		
Vertical Application Solutions	**Aviation** (Airports)	**Healthcare** (Hospitals / Health Systems)	**Sports** (Stadiums / Arenas)
	Retail (Malls / Shopping Centers)	**Real Estate** (Resorts / Hotels / Condos)	**Other** (Museums / Schools / etc.)
Horizontal Application Platform Products	Location-Based Services	Analytics	Marketing Automation
	Alerts and Notifications	Content Management	Audience Building, Engagement and Monetization
	PhunCoin Ecosystem		

BIG DATA

Virtual Applications
Live Event Flagship Portfolios

Physical Applications
Venue Portfolios

Phunware IDs
Indoors and Outdoors

14

© 2018 Phunware, Inc.

Mobile Application Lifecycle Management 15 STRATEGIZE Application experience definition: devices, operating systems, feature sets and use cases LAUNCH Application discovery: user acquisition and audience building CREATE Application portfolio completion: build, buy or lease DISTRIBUTE + MONETIZE Data - driven value exchange 1 BILLION active devices © 2018 Phunware, Inc.

Monthly Active Users (MAU) in millions Source: Statista , 2018 Global Reach and Scale 16 Platform touches 1 in 10 devices globally 1000s of applications launched 5TB (terabytes) of daily data generated 1 in 10 2,130 © 2018 Phunware, Inc. 1,500 1,200 1,000 800 330 250

Customer Highlights 17 © 2018 Phunware, Inc. • Develop, manage and support streaming capabilities for 500+ hours of live Olympics content (vs. 200 across all TV networks) • First mobile application to include Nielsen tags • Over 7 million iOS and 2.5 million Android users during the event • Downtime of less than 0.01% achieved for entire duration of coverage • Set record for largest live event mobile viewing audience (2+ million) at the time • Phunware vertical solution application uses Wi - Fi and beacons to help patients, visitors, employees, physicians and volunteers navigate hospital facilities • Provides directions within the hospital, physician and department information and an up - to - date news feed • Deploying across all 39 facilities of this nationwide hospital system Dignity Health Compass NBC Live: Olympic Games

Customer Highlights (cont’d) 18 © 2018 Phunware, Inc. • iOS and Android app for billion - dollar mixed - use development using Phunware vertical solution and platform SDKs • Shoppers: access directory and transportation info, receive turn - by - turn directions to any point of interest, reserve amenities and more • Residents: view and reserve property amenities, manage work orders and visitors and receive package delivery notifications • Staff: manage deliveries, calendars, resident communication, visitors, work orders and more • Develop, manage and support application portfolio for streaming full episodes of FOX, FX, FXX Originals and National Geographic shows live or on demand • Over 2 million users in 2017 • Multi - platform availability: iOS, Android, TVOS and fireTV (Kindle) • 2017 Cablefax Digital Awards “App for Smartphone” Winner FOX NOW Brickell City Centre (BCC)

Inorganic Growth Strategy ▪ Continue to identify, target and acquire value - enhancing platforms – Phunware is an experienced acquirer with 5 completed acquisitions to date ▪ Areas of acquisition interest include AI, big data, and mobile software (SaaS) ▪ Intend to utilize Transaction cash and public company shares for acquisitions Growth Strategy © 2018 Phunware, Inc. 19 Organic Growth Strategy ▪ Expand mobile products and services ▪ Deepen existing customer relationships and aggressively expand customer base through direct and indirect channels ▪ Continue growing domestic footprint and expand internationally ▪ Increase investment in sales and marketing post - closing to drive revenue growth − Per sector standard: every $1 to sales and marketing translates to over $6 of revenue − $20 million sales and marketing spend could add in excess of $120 million in incremental revenue, or $3.20/share (1) Opportunity to take part in creating a mobile technology bellwether with strong upside return potential based on growth strategy and transaction structure (1) Based on 38.2 million of pro forma shares outstanding post merger.

PhunCoin: a Real Token with Real Utility Phunware intends to raise capital via a token generation event (TGE) and launch PhunCoin − Secure, transparent and incentive - based way to connect businesses and target consumers directly − Neutralizes centralized intermediaries such as Facebook and Google Leveraging Phunware’s global MaaS platform, PhunCoin believes that it will be able to launch with tens of millions of crypto wallets in place on day one Because the PhunCoin Software Development Kit (SDK) would be embedded in Phunware’s App Framework, it could be embedded in applications licensed from Phunware, running a Phunware SDK or custom - built by Phunware Phunware’s corporate strategic investors and millions of users would provide a global PhunCoin distribution channel 20 © 2018 Phunware, Inc. ( Philippine Long Distance Telephone Company) Phunware would retain 20% of the fully diluted tokens and 50% of the TGE proceeds on its balance sheet Phunware would also receive ongoing transfer payments for the use of its computing, data and engineering resources as Foreign Derived Benefit PHUN

PhunCoin Value Exchange

Without PhunCoin

Brands leverage consumers' data without compensating them


Consumers
DATA
DATA
DATA
facebook
Google
Etc.
DATA
$$
DATA
$$
DATA
$$
Fortune 500 Companies
KOHL'S
LOWE'S
BEST BUY

Disruptive Consumer Empowerment

Consumers

- Can download the PhunCoin application for free
- Are rewarded with PhunCoin tokens for opting to share their data
- Can decide how much personal data to share and how it can be used
- Receive additional PhunCoin tokens anytime their data is licensed
- Can block ads and advertisers they dislike while opting in to those that are relevant
- Gain control over and visibility into their own data and profit from its use

With PhunCoin

Consumers, publishers and brands share and consume data in a value-based exchange facebook
Google
Etc.
DATA
DATA
DATA
Consumers
$$$
DATA
DATA
DATA
Fortune 500 Companies
KOHL'S
LOWE'S
BEST BUY

21

© 2018 Phunware, Inc.

PhunCoin Leverages Phunware's Enormous Ecosystem

PHUN

PhunCoin Market Opportunity

- Today, the system allows intermediaries such as Facebook and Google to profit from consumer data provided to them for free by users
- PhunCoin tokens would enable consumers to regain control of their data by creating a value-based exchange
- Consumers, along with mobile users and publishers, would receive PhunCoin payouts based on how much data they choose to share
- Brands would get direct, real-time access to deterministic and intent-based data for their target customers
- Immediate scale based on existing 1 billion monthly active unique devices (MAUDs)

PhunCoin Benefits

- PhunCoin will be a secure, transparent, and incentive-based way to connect brands and consumers directly, without third-party intermediaries such as Facebook and Google
- PhunCoin will provide a global rewards-based ecosystem of mobile applications and data that empowers and compensates consumers and app developers for the use of data related to their identity, behaviors and intent

22
© 2018 Phunware, Inc.

PhunCoin Token Ecosystem

PHUN

PhunCoin Platform

- Will allow registration of sovereign identity and hosts wallet
- Will store user data locally and securely on mobile device
- Will give end users visibility into their digital profile / persona
- Will allow end users to opt into / out of marketing segments
- Will send signed user data to data exchange



App
SDK
Wallet

- Crypto-wallet will be capable of storing ERC-20 tokens
- Will be governed by underlying smart-contracts framework
- Will maintain token balances and process transactions

- Will enable payments from app developers to their end users for data usage
- Will authenticate using identity provider
- Will send signed usage data to data exchange

PhunCoin Data Exchange

The PhunCoin data exchange will store segments and data created from PhunCoin users, will manage prices for data based on order book and value of data and will maintain a token reserve to pay out PhunCoin for usage

- Will be compatible with existing demand-side platforms (DSPs), supply-side platforms (SSPs), data marketplaces, and mobile device IDs (IDFA / GAID)
- Will leverage email / address data for direct usage
- Will be a neutral arbiter to:
  - Charge DSPs and/or advertisers for usage ($)
  - Pay mobile app developers and publishers for usage (tokens)
  - Pay end users for data and usage (tokens)

23
© 2018 Phunware, Inc.

Over 90% of revenue derived from recurring multi - year software and data subscriptions (SaaS/ DaaS ) and reoccurring transactions 2017 Backlog: $27.8M $ 8 .4M Deferred Revenue $18.7M Deferred Revenue Financial Highlights and Estimates 24 © 2018 Phunware, Inc. Revenue Mix Backlog 2018 Backlog: $55.4M $17 $23 $40 $59 $10 $35 $39 $52 $3 $6 $6 $27 $61 $85 $117 $0 $20 $40 $60 $80 $100 $120 $140 2017 2018E 2019E 2020E SaaS Media/DaaS Tokens Service Fees (Fiscal year ending December 31; $ in millions) Note: Base model assumes $50 million TGE generating $6m of annual Token Service fees; 2018E Token Service Fees projection ass ume s 6 months of fees post the TGE.

(1) Over 90% of revenue derived from recurring multi - year software and data subscriptions (SaaS/ DaaS ) and reoccurring audience building, audience engagement and audience monetization transactions. Financial Model Inputs 25 2017 Ending Backlog $28M 2018 Bookings $88M 2018 Revenue $61M (1) $26M SaaS Revenue $35M Media and DaaS Revenue $12M $14M $35M 2018 Ending Backlog $55M $16M $39M © 2018 Phunware, Inc.

SaaS Metrics © 2018 Phunware, Inc. 26 $131K $203K $234K 2015 2016 2017 12.8 months 15.9 months 19.9 months 2015 2016 2017 $11.0M $11.2M $15.9M 2015 2016 2017 LTV:CAC >6.0 Annual Contract Value ARR Average Contract Length

Investment Highlights © 2018 Phunware, Inc. 27 World Scale Mobile Platform Pioneering Multiscreen as a Service (MaaS) platform, the only fully integrated software platform that equips the Fortune 500 to engage, manage and monetize their mobile application portfolios globally at scale Provides everything brands need to create “sticky” experiences throughout the entire mobile application lifecycle Inventory of more than 2 billion Phunware IDs across hundreds of mobile application portfolios, more than 1 billion monthly a cti ve devices and more than 1 trillion database events Experienced Management Team and Board Experienced senior team of industry experts with experience in scaling high - growth tech companies Top - tier board of directors with complementary domain and operational expertise Strong Financial Profile Over 90% of revenue derived from recurring multi - year software and data subscriptions (SaaS/DaaS) and reoccurring audience build ing, audience engagement and audience monetization transactions Strong revenue visibility – SaaS backlog of $28 million at the end of 2017 and $55 million projected for 2018 141% net dollar retention rate for CY 2017 Massive Market Opportunity Mobile Applications : The mobile application market is enormous, with worldwide smartphone users downloading more than 175 billion apps — and spending over $86 billion on them — in 2017 alone (Source: App Annie , 2017) Media : Users spend 66% of their online time on a mobile device and mobile advertising revenue now makes up 54% of all digital ad revenues (Source: IAB , 2017) Big Data : According to IDC, the big data and business analytics market will grow from $130 billion in 2016 to more than $203 billion in 2020 (Source: IDC , 2016) World - Class Financial Sponsors and Backers Phunware is backed by blue chip strategic and financial investors including Cisco, PLDT ( Philippine Long Distance Telephone Company) , Samsung, Wavemaker Partners and WWE The Stellar team has completed two successful SPAC transactions and has significant public company experience

Appendix 28 © 2018 Phunware, Inc.

Resources and Geography AUSTIN MIAMI CANADA REMOTE SAN DIEGO NEWPORT BEACH 75 1 9 30 53 9 1 LONDON CREATIVE QA / QC OTHER PROD & ENG SALES & MKT OPS TOTAL: 178 29 12 33 84 14 26 9 © 2018 Phunware, Inc.

Intellectual Property Summary © 2018 Phunware, Inc. ISSUED PATENTS 1. Method and System for Accessing Wireless Account Information (Patent # 7,979,350) 2. Server - Side Wireless Communications Link Support for Mobile Handheld Devices (Patent # 8,009,619) 3. Client - Side Wireless Communications Link Support for Mobile Handheld Devices (Patent # 8,060,594) 4. Server Method and System for Rendering Content on a Wireless Device (Patent # 8,103,865) 5. Method and System for Rendering Content on a Wireless Device (Patent # 8,478,245 & Patent # 8,989,715) 6. Server Method and System for Executing Applications on a Wireless Device (Patent # 8,560,601) 7. Methods and Systems for Interactive User Interface Objects (Patent # 8,732,619) 8. Enterprise Branded Application Frameworks for Mobile and Other Environments (Patent # 8,788,358) 9. Geo - Fence Entry and Exit Notification System (Patent # 8,812,024 & Patent # 8,812,027) 10. Method and System for Customizing Content on a Server for Rendering on a Wireless Device (Patent # 9,015,692) 11. [ALLOWED] Systems and Methods for Indoor and Outdoor Mobile Device navigation (US Patent App. # 15/061,933) (unpublished) PENDING PATENTS 1. System and Method for Leveraging Device Location for Targeting Hyper - Localized Mobile Advertisements (Application # 13/943,746) 2. Location Based Coupon Delivery System (Application # 12/477,220) 3. System and Method for Adaptive Use of Geofence Parameters (Application # 14/216,729) 4. System and Methods for Device Identification (Provisional Application # 62/060,402) (Application # 14/874,352) 5. Monitoring Outdoor and Indoor Regions with Mobile Devices (Provisional Application # 62/091,120) (Application # 14/968,240) 6. Systems and Methods for Enterprise Branded Application Frameworks for Mobile and Other Environments (Application # 14/336,960) 7. Methods and Systems for Interactive User Interface Objects (Application # 14/279,269) 8. Mobile Device Localization Based on Relative Received Signal Strength Indicators (Provisional Patent Application # 62/358,465)